UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024 (May 30, 2024)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Boulevard, Suite 505, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on December 4, 2023, Smart for Life, Inc. (the “Company”) issued warrants for the purchase of an aggregate of 250,572 shares of common stock at an exercise price of $10.64 per share to certain accredited investors, of which warrants for the purchase of 183,370 remain outstanding (the “Existing Warrants”).

On May 30, 2024, the Company entered into warrant solicitation inducement letters (the “Inducement Letters”) with the foregoing holders of the Existing Warrants (collectively, the “Exercising Holders”), pursuant to which the Exercising Holders agreed to exercise the Existing Warrants for cash at a reduced exercise price of $4.25 per share, or for gross proceeds of $779,322.50 in the aggregate. In consideration for the immediate exercise of the Existing Warrants for cash, the Company agreed to issue to the Exercising Holders new warrants for the purchase of an aggregate of 550,110 shares of common stock at an initial exercise price of $4.25 per share (the “New Warrants”). The New Warrants will be immediately exercisable and have a term of exercise equal to eighteen months. The closing of this transaction is expected to be completed on June 3, 2024, subject to the satisfaction of customary closing conditions.

Pursuant to the Inducement Letters, the Company agreed to file a registration statement providing for the resale of the shares of common stock underlying the New Warrants as soon as practicable, and in any event, on or before July 15, 2024, and use its best efforts to cause such registration statement to become effective within 30 calendar days following the filing of the registration statement or, in the event of a “full review” by Securities and Exchange Commission, the 60th calendar day following the filing of the registration statement. In addition, for a period of 15 days after the closing date, the Company agreed that neither it nor any of its subsidiaries will (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any common stock or securities convertible into or exercisable or exchangeable for common stock or (ii) file any registration statement or any amendment or supplement to any existing registration statement (other than the resale registration statement referred to above).

The foregoing summary of the terms and conditions of the Inducement Letters does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Inducement Letter attached hereto, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Inducement Letter, dated May 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2024	SMART FOR LIFE, INC.

/s/ Darren C. Minton
Name: Darren C. Minton
Title: Chief Executive Officer

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